Exhibit 99.1
News Release
Celanese Corporation
222 West Las Colinas Blvd.
Suite 900N
Irving, Texas 75039
Celanese Announces Cash Tender Offers for up to $1,000,000,000 Aggregate Principal Amount of 6.665% Senior Notes due 2027 and 6.850% Senior Notes due 2028
DALLAS (December 2, 2025)--(BUSINESS WIRE)-- Celanese Corporation (NYSE: CE) (“Celanese”), a global chemical and specialty materials company, today announced that its direct wholly-owned subsidiary Celanese US Holdings LLC (the “Company”) has commenced offers to purchase for cash up to $1,000,000,000 aggregate principal amount (as such amount may be increased or decreased subject to applicable law, the “Maximum Tender Amount”) of its outstanding (i) 6.665% Senior Notes due 2027 (the “2027 Notes”) and (ii) 6.850% Senior Notes due 2028 (the “2028 Notes” and, together with the 2027 Notes, the “Notes”) as described in the table below (the “Tender Offers”). No more than $100,000,000 aggregate principal amount of the 2028 Notes will be purchased in the Tender Offer for the 2028 Notes (as may be increased by the Company, the “Series Cap”).
The Tender Offers are being made upon the terms and subject to the conditions set forth in the offer to purchase dated December 2, 2025 (the “Offer to Purchase”). Notes purchased in the Tender Offers will be retired and cancelled. Terms not defined in this announcement have the meanings given to them in the Offer to Purchase. Copies of the Offer to Purchase are available to holders through the information and tender agent, D.F. King & Co., Inc., at (212) 269-5550 (for banks and brokers) or (800) 967-4607 (all others, toll-free) in New York or by email at CE@dfking.com.

Title of Security(a)	CUSIP / ISIN	Outstanding Principal Amount	Acceptance Priority Level	Series Cap(c)	Tender Offer Consideration (per $1,000)(d)	Early Tender Payment (per $1,000)(d)	Total Consideration (per $1,000)(d)
6.665% Senior Notes due 2027 (the “2027 Notes”)(b)	15089QAM6 / US15089QAM69	$1,500,000,000	1	N/A	$987.50	$50.00	$1,037.50
6.850% Senior Notes due 2028 (the “2028 Notes”)(b)	15089QAW4 / US15089QAW42	$1,000,000,000	2	$100,000,000	$1,005.00	$50.00	$1,055.00
(a)The Notes are guaranteed on a senior basis by Celanese and by each of the Company’s current and future domestic subsidiaries that guarantee the Company’s obligations under its senior credit facilities. As of the next interest payment date, the interest rate payable on the 2027 Notes will be 7.165% and the interest rate payable on the 2028 Notes will be 7.350%.

(b)As of the date of the Offer to Purchase, the interest rate payable on the 2027 Notes has increased by 0.50% from the original stated coupon of 6.165%, and the interest rate payable on the 2028 Notes has increased by 0.50% from the original stated coupon of 6.350%.
(c)The Series Cap represents the maximum aggregate principal amount of 2028 Notes that will be purchased. The Company reserves the right, but is under no obligation, to increase, decrease or eliminate the Series Cap at any time, subject to applicable law.
(d)Payable in cash per each $1,000 principal amount, as applicable, of the specified series of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Time (as defined below) and accepted for purchase. The Total Consideration includes the Early Tender Payment (as defined below).
The Tender Offers will expire at 5:00 p.m., New York City time, on December 31, 2025, unless extended or earlier terminated (such time and date, as the same may be extended, the “Expiration Time”). Holders must validly tender and not validly withdraw their Notes prior to 5:00 p.m., New York City time, on December 15, 2025, unless extended (such time and date, as the same may be extended, the “Early Tender Time”), to be eligible to receive the applicable Total Consideration (as defined below) which already includes an amount in cash (the “Early Tender Payment”) equal to the applicable amount set forth in the table above under the heading “Early Tender Payment”, plus accrued and unpaid interest. Holders who validly tender their Notes after the Early Tender Time but at or prior to the Expiration Time will be eligible to receive only the applicable Tender Offer Consideration (as defined below), which is an amount equal to the applicable Total Consideration minus the applicable Early Tender Payment.
Notes tendered may be withdrawn at any time prior to, but not after, 5:00 p.m., New York City time, on December 15, 2025 (such time and date, as it may be extended, the “Withdrawal Deadline”). The Tender Offers are subject to the satisfaction of certain conditions, as set forth in the Offer to Purchase; these conditions include the “Financing Condition”, by which is meant the completion of a concurrent offering by the Company of new debt securities that closes no later than the Early Settlement Date (as defined below), on terms satisfactory to the Company (in its discretion), including but not limited to the amount of net proceeds raised by such offering being sufficient to effect the repurchase of the Notes validly tendered and accepted for purchase pursuant to the Tender Offers.
The aggregate purchase price plus accrued and unpaid interest for Notes that are validly tendered and not validly withdrawn before the Early Tender Time and accepted for purchase will be paid by the Company in same day funds promptly following the Early Tender Time (the “Early Settlement Date”). The Company expects that the Early Settlement Date will be December 17, 2025, the second business day following the Early Tender Time. The aggregate purchase price plus accrued and unpaid interest for Notes that are validly tendered after the Early Tender Time and before the Expiration Time and accepted for purchase will be paid by the Company in same day funds promptly following the Expiration Time (the “Final Settlement Date”). The Company expects that the Final Settlement Date will be January 5, 2026, the second business day after the Expiration Time, assuming neither the Maximum Tender Amount nor the Series Cap is reached at the Early Tender Time. No tenders will be valid if submitted after the Expiration Date.
The Notes accepted for payment on the Early Settlement Date or the Final Settlement Date, as applicable, will be accepted in accordance with their Acceptance Priority Level set forth in the table above (with 1 being the highest Acceptance Priority Level and 2 being the lowest Acceptance Priority Level), provided that the Company will only accept for purchase Notes in an aggregate principal amount up to the Maximum Tender Amount and that Notes tendered at or prior to the Early Tender Time will be accepted for purchase with priority over Notes tendered after the Early Tender Time, but at or prior to the Expiration Time, regardless of the priority of the series of such later tendered Notes. Subject to applicable law, the Company reserves the right, but is under no obligation to, increase, decrease, or eliminate the Series Cap at any time without extending the Withdrawal Deadline or otherwise reinstating withdrawal rights of Holders. As more fully described in the Offer to Purchase, if the Series Cap is reached at or prior to the Early Tender Time, no 2028 Notes that are tendered after the Early Tender Time will be accepted for purchase, unless the Company increases the Series Cap.
The purchase of any series of Notes is not conditioned upon the purchase of any other series of Notes. Any Notes validly tendered (and not validly withdrawn) and accepted for purchase may be subject to proration as described in the Offer to Purchase. Holders of Notes that are validly tendered and not validly withdrawn at or prior to the Early Tender Time and that are accepted for purchase will receive the applicable “Total Consideration”, which already includes the Early Tender Payment for the applicable series of Notes set forth in the table above.
Holders of any Notes that are validly tendered after the Early Tender Time but at or before the Expiration Time and that are accepted for purchase will receive the applicable Total Consideration minus the Early Tender Payment (the “Tender Offer Consideration”).
Holders are advised to check with any bank, securities broker or other intermediary through which they hold their Notes as to when such intermediary needs to receive instructions from a holder in order for that holder to be able to participate in the Tender Offers before the deadlines specified herein and in the Offer to Purchase. The deadlines set by the clearing system for the submission and withdrawal of tender instructions will also be earlier than the relevant deadlines specified herein and in the Offer to Purchase.
The Company has retained BofA Securities as Lead Dealer Manager, and Citigroup, Deutsche Bank Securities and TD Securities as Co-Dealer Managers for the Tender Offers (collectively, the “Dealer Managers”). The Company has retained D.F. King as the Information and Tender Agent for the Tender Offers.
For additional information regarding terms and conditions of the Tender Offers please contact: BofA Securities at (888) 292-0070 (toll free) or (980) 388-3646 (collected). Requests for documents and questions regarding tendering of securities may be directed to D.F. King at +1 (212) 269-5550 (for banks and brokers only) or +1 (800) 967-4607 (for all others, toll-free) in New York, or by email at CE@dfking.com or to BofA Securities at its respective telephone numbers. Copies of the Offer to Purchase and other documents relating to the Tender Offers may also be obtained at https://clients.dfkingltd.com/CE.
This announcement is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The Tender Offers are made only by the Offer to Purchase, and the information in this announcement is qualified by reference to the Offer to Purchase dated December 2, 2025. There is no separate letter of transmittal in connection with the Offer to Purchase. None of the Company, Celanese, the Celanese Board of Directors, the Dealer Managers, the Information and Tender Agent or the trustees with respect to any Notes is making any recommendation as to whether holders should tender any Notes in response to the Tender Offers, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.
Legal Notices
None of the Dealer Managers (nor any of their respective directors, officers, employees, agents or affiliates) has any role in relation to any part of the Tender Offers made to Holders of Notes.
This announcement is for informational purposes only and is not an offer to sell or purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities. There will be no sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
This announcement does not describe all the material terms of the Tender Offers and no decision should be made by any Holder on the basis of this announcement. The terms and conditions of the Tender Offers are described in the Offer to Purchase. This announcement must be read in conjunction with the Offer to Purchase. The Offer to Purchase contains important information which should be read carefully before any decision is made with respect to the Tender Offers. If any Holder is in any doubt as to the contents of this announcement, or the Offer to Purchase, or the action it should take, it is recommended that the Holder seek its own financial and legal advice, including in respect of any tax consequences, immediately from its stockbroker, bank manager, solicitor, accountant or other independent financial, tax or legal adviser. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee must contact such entity if it wishes to tender such Notes pursuant to the Tender Offers.
None of the Company, the Dealer Managers or their affiliates, their respective boards of directors, the Information and Tender Agent, the trustee with respect to the Notes or any of their respective affiliates makes any recommendation, or has expressed an opinion, as to whether or not Holders should tender their Notes, or refrain from doing so, pursuant to the Tender Offers. Each Holder should make its own decision as to whether to tender its Notes and if so, the principal amount of the Notes to tender.
The Company has not filed this announcement or the Offer to Purchase with, and they have not been reviewed by, any federal or state securities commission or regulatory authority of any country. No authority has passed upon the accuracy or adequacy of the Tender Offers, and it is unlawful and may be a criminal offense to make any representation to the contrary.
The Offer to Purchase does not constitute an offer to purchase Notes in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer under applicable securities or blue sky laws. The distribution of the Offer to Purchase in certain jurisdictions is restricted by law. Persons into whose possession the Offer to Purchase comes are required by each of the Company, the Dealer Managers, the Information and Tender Agent to inform themselves about, and to observe, any such restrictions.
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About Celanese
Celanese Corporation is a global leader in chemistry, producing specialty material solutions used across most major industries and consumer applications. Our businesses use our chemistry, technology and commercial expertise to create value for our customers, employees and shareholders. We support sustainability by responsibly managing the materials we create and growing our portfolio of sustainable products to meet customer and societal demand. We strive to make a positive impact in our communities and to foster inclusivity across our teams. Celanese Corporation is a Fortune 500 company that employs more than 11,000 employees worldwide with 2024 net sales of $10.3 billion.
Forward-Looking Statements
This announcement may contain “forward-looking statements,” which include information concerning the expected timing of the Tender Offers, our ability to complete the Tender Offers, other terms of the Tender Offers including the Financing Condition and the other conditions set forth in the Offer to Purchase, the successful completion of the concurrent notes offering, and other information that is not historical information. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that Company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the forward-looking statements contained in this announcement. Numerous other factors, many of which are beyond Celanese’s control, could cause actual results to differ materially from those expressed as forward-looking statements. Other risk factors include those that are discussed in Celanese’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and neither the Company nor Celanese undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.
Celanese Contacts:
Investor Relations
Bill Cunningham
Phone: +1 302 772 5231
william.cunningham@celanese.com
Media - U.S.
Jamaison Schuler
Phone: +1 972 443 4400
media@celanese.com
Media - Europe
Petra Czugler
Phone: +49 69 45009 1206
petra.czugler@celanese.com
Source: Celanese Corporation